CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-56469, 33-43726, 33-98484, 333-4215, 333-4217, 333-21051,
333-41831, and 333-80999) pertaining to the Amended and Restated 1987 Stock Option Plan, 1991 Employee Stock Purchase Plan, the 1995 Nonstatutory Stock Option Plan, 1997 Stock Plan and Stock Option Agreements of Centigram Communications Corporation of our report dated November 23, 1999, with respect to the consolidated financial statements and schedule of Centigram Communications Corporation included in the Annual Report (Form 10-K) for the year ended October 30, 1999.


                                                           /s/ Ernst & Young LLP

San Jose, California
January 17, 2000